PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ] [ ] [ ] [X] [ ]	Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material under Rule 14a-12

The Dreyfus/Laurel Funds Trust
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT

IMMEDIATE ATTENTION REQUIRED

August 2, 2002

Dear Shareholder:

The Shareholder meeting scheduled for August 1, 2002, for the purposes of approving the Agreement and Plan of Reorganization for the Dreyfus High Yield Securities Fund, has been adjourned to Monday, August 26th, at 3:00 p.m. This occurred because an insufficient number of shares were cast on this proposal.

Your vote is important! Please take a moment to vote your proxy. You may either sign and return your proxy card in the enclosed postage-paid return envelope, or vote your proxy using the telephone voting mechanism we have provided you. Voting by telephone will reduce the time and costs associated with this solicitation and may be performed by dialing 1-800-690-6903. If you choose to vote by telephone, please have your proxy card available so that you have access to your control number, which is required in order to process your vote. Should you have any questions regarding this matter, please fell free to contact Mellon Investor Services at 1-800-814-0304.

On behalf of Dreyfus Management, we would like to thank you for your participation.

VOTE BY TELEPHONE OR THE INTERNET

IT'S QUICK, EASY AND IMMEDIATE!

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Vote Instruction Form.

VOTE BY PHONE	VOTE BY INTERNET

You will be asked to enter Control Number found on the Vote Instruction Form

OPTION 1	OPTION 2

Vote as the Board of Directors recommends on ALL Proposals.	Choose to vote on each item separately. Follow the easy instructions.

If you vote by telephone or the Internet, DO NOT mail the Vote Instruction Form.

CALL IN	LOG ON

FROM A TOUCH-TONE TELEPHONE . . . TOLL-FREE NUMBER	TO THE WORLD WIDE WEB . . . WWW.PROXYVOTE.COM

Your vote is important. Thank you for voting.

INTRODUCING . . .

An Electronic Solution for Reducing Paper Flow to your Home.

We need your consent to begin the electronic process and help the environment too!

You can enjoy the convenience of viewing annual reports, proxy statements and other shareholder communications on-line. With your consent, we can begin the notification process.

The first step to this easy process is to provide us with your e-mail address after voting at www.proxyvote.com. You will be notified by e-mail when these materials are available on the Internet by following the easy directions below.

ACT NOW! IT'S FAST AND EASY . . .

This is all you have to do:

>	Log onto the internet at www.proxyvote.com

>	Enter your Control Number found by your name on the enclosed Vote Instruction Form

>	Vote your shares

>	Enter your email address

>	Enter a PIN (Personal Identification Number) of your choice-we suggest the last four digits of your Social Security Number

WWW.PROXYVOTE.COM